Exhibit 5.1

Bergen Brunswig Corporation                                   January 22, 1999
4000 Metropolitan Drive
Orange, CA 92868

                     Re: Registration Statement on Form S-3
Gentlemen:

          You have requested our opinion, as your securities counsel, in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 5,676,101 shares of Class A Common Stock (the "Common Stock") of Bergen Brunswig Corporation (the "Company") to be offered by Counsel Corporation, a corporation formed under the laws of Ontario (the "Canadian Seller") and/or Stadt Holdings Inc., a Delaware corporation (the "US Seller"). The Common Stock is to be offered pursuant to a registration statement on Form S-3 (the "Registration Statement"). We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

          Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the shares of Common Stock to be offered by the Canadian Seller and/or the US Seller covered by the Registration Statement, when issued by the Company pursuant to the agreement among the Company, the Canadian Seller, and others executed as of November 8, 1998, as amended and restated as of January 21, 1999, shall be legally issued by the Company, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to all references to this firm contained in the Registration Statement.

                                                     Very truly yours,

                                                     LOWENSTEIN SANDLER PC


                                                     By: /s/ Peter H. Ehrenberg
                                                         ----------------------
                                                             Peter H. Ehrenberg